UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported):	February 10, 2012
February 9, 2012

Discount Dental Materials, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-543-81	26-1974399
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Corporate Park, C-141 Irvine, CA 92606
(Address of principal executive offices)

949-415-7478
(Registrant’s telephone number, including area code)

2909 Thornton Avenue Burbank, CA 91504
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       .       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

       .       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

       .       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Discount Dental Materials, Inc. and its subsidiaries.

As noted below, the financial disclosure in this Current Report Form 8-K relates to the operations of Cerebain Biotech Corp., a company that is now our wholly-owned subsidiary as a result of the transactions described herein.  Cerebain’s fiscal year end is June 30th.  Therefore, except as otherwise indicated by the context, references in this report to the “first quarter of 2011” and the “first quarter of 2010” are to the three months ended September 30, 2011 and September 30, 2010, respectively.  References to “fiscal 2011” is to the Company’s 2011 fiscal year ended June 30, 2011.  References to “fiscal 2010” is to the Company’s 2010 fiscal year ended June 30, 2010.

In addition, unless the context otherwise requires and for the purposes of this report only:

•

“Discount Dental” or “DDOO” refers to Discount Dental Materials, Inc., a Nevada corporation;

•

“Commission” refers to the Securities and Exchange Commission;

•

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•

“Cerebain” refers to Cerebain Biotech Corp., a Nevada company; and

•

“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On January 17, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Discount Dental, (ii) Cerebain, and (iii) the shareholders of Cerebain, pursuant to which the holders of 100% of the outstanding common stock of Cerebain transferred to us all of the common stock of Cerebain in exchange for the issuance of 4,556,800 shares (the “Shares”) of our common stock (such transaction, the “Share Exchange”).  This transaction closed on February 9, 2012.  As a result of the Share Exchange, Cerebain became our wholly-owned subsidiary.   We are now a holding company with all of our operations conducted through Cerebain, which primarily consist of researching, developing, and testing medicinal treatments utilizing omentum, as more fully discussed herein

Spinoff Agreement

On January 17, 2012, we entered into a Spinoff Agreement with R. Douglas Barton, who was one of our officers and directors, as well as our largest shareholder, under which we agreed to sell all of our assets in exchange for all of our liabilities and the return by Mr. Barton of 6,000,000 shares of our common stock.  This transaction closed on February 9, 2012.  As a result of the Spinoff Agreement we ceased to be a company engaged in the disposable dental products market.  The Spinoff Agreement was approved by a majority of our shareholders and a majority of our non-interested shareholders.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 9, 2012, we completed the acquisition of Cerebain pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Cerebain is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

On February 9, 2012, we completed the sale of all our assets related to our prior business, disposable dental products, pursuant to the Spinoff Agreement.  We sold these assets to R. Douglas Barton, who was one of our officers and directors, as well as our largest shareholder and under the agreement we agreed to sell all of our assets in exchange for all of our liabilities and the return by Mr. Barton of 6,000,000 shares of our common stock.  The Spinoff Agreement was approved by a majority of our shareholders and a majority of our non-interested shareholders.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on February 9, 2012, we acquired Cerebain in a reverse acquisition transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13of the such Exchange Act upon consummation of the transaction.

Although we do not consider the acquisition of Cerebain sufficient to take us outside the definition of a shell company, since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01 and we are changing our business focus as a result of the acquisition of Cerebain we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form for the purposes of providing full disclosure to our shareholders and the public market.  Please note that the information provided below relates to the combined enterprises after the acquisition of Cerebain, except that information relating to periods prior to the date of the reverse acquisition only relate to Cerebain unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Corporate History

We were incorporated in Nevada on December 17, 2007.  At the time of our incorporation we were in the business of selling disposable dental supply products at discount prices over the Internet, but have never had any material operations.

Reverse Acquitision of Cerebain

On January 17, 2012, the holders of a majority of our common stock entered into a Stock Purchase Agreement with Cerebain Biotech Corp., a Nevada corporation, under which Cerebain agreed to purchase an aggregate of 3,800,000 shares of our common stock from those shareholders in exchange for $296,000.  These shares represent approximately 90% of our outstanding common stock (after taking into account the cancellation of 6,000,000 shares of our common stock by R. Douglas Barton under the Spinoff Agreement as discussed herein).  The transaction closed February 9, 2012.  Concurrently with the close of the transaction, we closed a transaction with the shareholders of Cerebain whereby we issued 4,556,800 shares of our common stock in exchange for 22,784,000 shares of Cerebain’s common stock, which represented 100% of Cerebain’s outstanding common stock.  In addition, concurrent with these two transactions, we closed a transaction with our primary shareholder, Mr. R. Douglas Barton, whereby we sold all of our assets in exchange for Mr. Barton assuming all of our then-existing liabilities, as well as the return of 6,000,000 shares of our common stock.

As a result of these transactions: (i) Cerebain became our wholly-owned subsidiary, (ii) all of our officers and one of our directors resigned immediately, and we appointed one new director and retained new executive officers; and (iii) we changed our business focus from one selling disposable dental supply products at discount prices over the Internet to one focusing on researching, developing, and testing medicinal treatments utilizing omentum under a patent Cerebain, our now wholly-owned subsidiary, licenses from Dr. Surinder Singh Saini, MD.

Our only operations are conducted through our wholly-owned subsidiary, Cerebain.  The term “we” as used throughout this document refers to Discount Dental Materials, Inc. and our wholly-owned subsidiary, Cerebain Biotech Corp.  In accordance with financial reporting for reverse merger transactions the financial reporting contained herein is only that of Cerebain and does not include Discount Dental’s financial results.

Under our current business plan we intend to research, develop, and test medicinal treatments utilizing omentum under a patent we license from Dr. Surinder Singh Saini, MD.  Our management anticipates that we may form subsidiaries and affiliates to operate different drugs based on the intellectual property.

Agreement with Dr. Saini

On June 10, 2010, we entered into a Patent License Agreement with Dr. Surinder Singh Saini, MD, under which we acquired the exclusive rights to certain intellectual property related to using omentum for treating dementia conditions.  Under the agreement we accrued rights fees of $50,000 payable to Dr. Saini, and we issued Dr. Saini 6,600,000 shares of our common stock, valued at $6,600 (based on the fair market value on the date of grant) restricted in accordance with Rule 144.  As a result Dr. Saini became our largest shareholder.

Subsequently, we paid legal fees totaling $19,300 related to the patent.

Overview of Dementia and Alzheimer’s Disease

Dementia (taken from Latin, originally meaning "madness") is generally referred to as a serious loss and/or decline of brain function in an animal including a human.  The areas of brain function affected by dementia include memory, attention, language, problem solving and emotion.  Dementia is generally considered as a progressive and non-reversible condition.  Alzheimer’s disease is the most common form of dementia.  Alzheimer’s disease is an age-related, non-reversible brain disorder that develops over a period of years.  Initially, people experience memory loss and confusion, which may be mistaken for the kinds of memory changes that are sometimes associated with normal aging.  However, the symptoms of Alzheimer’s disease gradually lead to behavior and personality changes, a decline in cognitive abilities such as decision making and language skills, and problems recognizing family and friends.  Alzheimer’s disease ultimately leads to a severe loss of mental functions.  These losses are related to the worsening breakdown of the connections between certain neurons in the brain responsible for memory and learning.  Neurons can’t survive when they lose their connections to other neurons.  As neurons die throughout the brain, the affected regions begin to atrophy, or shrink.  By the final stage of Alzheimer’s disease, damage is widespread and brain tissue has shrunk significantly.

Causes

Many scientists generally accept that one or more of the following mechanisms are responsible for dementia:

1)  accumulation of toxic materials in brain cells, which leads to death of the cells;

2)  reduction of certain biological factors (e.g. Acetylcholine or ACh) in a brain; and

3)  loss or reduction of blood flow in the brain.

Neurodegenerative diseases, such as Alzheimer's disease and Parkinson's disease, are the most common causes of dementia.  Dementia can also be due to a stroke.  In most circumstances, the changes in the brain that are causing dementia cannot be stopped or turned back.

Statistics

▪

Affected population worldwide

According to the 2010 World Alzheimer Report, about 35 million people have dementia worldwide.  The report stated that this figure is likely to nearly double every 20 years, to nearly 66 million in 2030 and 115 million in 2050.

With regard to Alzheimer's disease which is the main cause of dementia, there are about 4.5 million Americans who have already been diagnosed with Alzheimer's disease and about 1,000 new cases of the disease are diagnosed daily in the United States.  After age 65, the chances of developing Alzheimer's disease double every five years.  At age 85, people have about a 50 percent chance of developing Alzheimer's.

▪

Cost

The global cost of care for dementia will likely exceed $604 billion this year, or 1 percent of the world's gross domestic product (GDP) according to the 2010 World Alzheimer Report.  These costs include those attributed to informal care from family member or others, direct social care from professional care givers, and direct medical bills.  About 70% of these costs occur in Western Europe and North America.  Such costs will continue to increase drastically as the affected population of dementia increases.

Current Approaches to Treating Dementia

Currently, there is no cure for dementia.  Certain drugs relieve some of the disease mechanisms (primarily the causes listed as #1 and #2, above) and are often used early in the course of the disease; however, their effects in long-term progression of the disease condition are still unclear.  A majority of management of dementia generally focuses on providing emotional and physical support to a patient during the progression of the disease from caregivers or in facilities.  While such support is important and necessary to a patient, it is irrelevant to treatment of the disease.  Accordingly, an effective method of treatment which may be able to delay the progression of the disease and/or recover damaged brain cells does not exist and remains a great need.

Omentum and its Use in Treating Dementia

Omentum Overview

The omentum is a layer of tissue lying over internal organs (e.g. the intestines) like a blanket.  Omentum has the ability to generate biological agents that nourish nerves and help them grow.  When such agents identified from the omentum were tested, they were shown to provoke the growth of new brain cells in areas of the brain affected by Alzheimer's disease.  The omentum tissue can also increase the level of Acetylcholine (ACh) whose reduction is considered as a main cause of brain cell death.  Some scientists believe that the ability of the omentum to provide this important factor (ACh) may be a key to successfully treating dementia.  Additionally, the omentum has been shown to be angiogenic (i.e. to promote new blood vessel growth) in areas of the body lacking blood flow.

Use of Omentum in Treating Dementia

Historically, doctors have utilized omentum to treat dementia using a procedure called omental transposition.  This approach involves a surgical procedure in which the omentum is surgically lengthened into the brain through the chest, neck and behind the ear.  The omentum is then laid directly on the underlying brain.  According to studies conducted by a team in the University of Nevada, School of Medicine, omental transposition not only arrested Alzheimer's disease, but also reversed it, resulting in the patient’s neurologic function being improved.  Despite the promising results, this surgical procedure has not been popular because it is very invasive and therefore often causes unwanted complications to a patient, especially in the elderly.  Accordingly, a less invasive procedure or a pharmaceutical approach in treatment of dementia remains a significant need.

Our Products

Dr. Saini is the inventor of U.S. Patent Application No. 12/361,808 and its foreign counterparts in Europe and Japan.  He is one of our founders and a medical advisor to the Company.  As a practicing doctor he is a gastrointestinal specialist, and often needs to apply a gastrostomy tube to an abdominal area of a patient for surgical procedures.  In some cases when a patient having dementia underwent such surgery, Dr. Saini observed that some of symptoms of dementia became noticeably improved for at least 24 hours or longer after the surgery.  These observations led Dr. Saini to a hypothesis that stimulation of omentum can improve conditions related to dementia and such improvement may occur because the stimulation of omentum induces production and/or secretion of some biological agent(s) that can improve such conditions.

Based on these observations, Dr. Saini conducted intensive studies that led to the discovery of a potential breakthrough in the treatment of Alzheimer’s Disease.  These breakthroughs are described in Dr. Saini’s pending patent applications, which we have licensed from Dr. Saini under the patent license agreement.  More particularly, the pending patent applications describe in detail a variety of methods of isolating several biological agents from the omentum and testing the agents for their activity in treating dementia conditions.  The isolation and identification of active biological agents can be done with the omentum tissue obtained from a patient or grown in a petri-dish.  Accordingly, methods of producing the omentum tissue, possibly in a large scale, are included in the applications.

Once the active biological agent(s) are identified, a composition (e.g. various forms of medicaments) having such agents can be produced for treatment of a patient.  Alternatively, the omentum tissue/extract containing the active agents can be used to produce the composition.

With respect to treatment methods, there is a method of administering the composition having the isolated active biological agents to a patient.  The composition can be manufactured in different forms (e.g. oral medication or injection) and can be administered to a patient accordingly.  The ability to treat dementia using omentum through oral medication or injection would provide a breakthrough in the treatment of dementia using omentum, which has historically been applied only through a surgical procedure.  In addition, methods of monitoring improvement of the disease conditions after the treatment are provided in the applications.

Dr. Saini’s patent application also discloses a method for producing the omentum tissue in a petri-dish.  The growth of such material outside of the human body will permit the large scale production of material that can be used as raw materials for treatment and/or further research.

Currently, Dr. Saini has been conducting a series of scientific experiments with other experts in the research area to prove the effect and applicability of the above-listed treatment methods.

Up until now, it has been notoriously difficult to identify effective treatments for Alzheimer’s disease and other forms of dementia.  All of the efforts heretofore, have been directed to palliative treatments or addressing the three mechanisms of action discussed above.  Many once-promising therapies have been shown to address one or more of the underlying mechanisms of action; however, many such therapies fail in clinical trials because no clear improvement in mental function can be shown.  In contrast, Dr. Saini’s invention was developed based on the observation that a clear improvement in mental function was observed in patients whose omentum had been stimulated.  Thus, Dr. Saini’s invention was based on the premise that clinical improvement could be obtained rather than on a hope that affecting one of the underlying mechanisms of action would also affect mental functioning.

Another advantage of Dr. Saini’s technology is that patents were written in a manner that permitted all stages of the development of the technology to be covered.  Thus, the technology includes the direct stimulation of omentum tissue, which leads to release of the factors that can promote mental functioning.  Once it can be proven that such factors exist and are effective, the technology also provides methods for identifying what such relevant factors are and then isolating or producing such factors.  To the extent that the omentum itself is necessary to produce such factors, the invention provides that the omentum can be grown in tissue culture and used directly or factors isolated from it. The ability to grow the tissue in culture obviates the need to obtain omentum tissue directly from patients or animals.

Industry Overview

As noted above, according to the 2010 World Alzheimer Report, about 35 million people have dementia worldwide.  The report stated that this figure is likely to nearly double every 20 years, to nearly 66 million in 2030 and 115 million in 2050.

With regard to Alzheimer's disease which is the main cause of dementia, there are about 4.5 million Americans who have already been diagnosed with Alzheimer's disease and about 1,000 new cases of the disease are diagnosed daily in the United States.  After age 65, the chances of developing Alzheimer's disease double every five years.  At age 85, people have about a 50 percent chance of developing Alzheimer's.

The global cost of care for dementia will likely exceed $604 billion this year, or 1 percent of the world's gross domestic product (GDP) according to the 2010 World Alzheimer Report.  These costs include those attributed to informal care from family member or others, direct social care from professional care givers, and direct medical bills.  About 70% of these costs occur in Western Europe and North America.  Such costs will continue to increase drastically as the affected population of dementia increases.

Marketing

We plan to launch a marketing campaign using a number of different channels. We plan to work with already established affiliates and partnerships to promote our products to healthcare providers and Alzheimer patients. We also plan to market directly to consumers through direct-to-consumer advertising that communicates the uses, benefits and risks of our products.  In addition, we plan to sponsor general advertising to educate the public on Alzheimer’s disease awareness, prevention and wellness, and public health issues.

There have been no significant transactions as of September 30, 2011.

Customers

If we are successful in bringing a product to market, our customers will be consumers suffering through the various stages of Alzheimer’s disease.

Distribution

If we are successful in bringing a product to market we plan to distribute our products principally through wholesalers, but we will also try to sell directly to retailers, hospitals, clinics, government agencies and pharmacies.

Competition

Due to the number of people suffering from dementia, and the projected future numbers, there are several players in the dementia medication market.  Four of the five Alzheimer’s disease-inhibiting drugs approved to treat Alzheimer’s in the United States – donepezil (Aricept), galantamine (Razadyne), rivastigmine (Exelon), and tacrine (Cognex) – belong to the same class and essentially work the same way.  They reduce the breakdown in the brain of a chemical called acetylcholine, which is a chemical messenger that transmits information from nerve cell to nerve cell.  This effectively increases levels of acetylcholine in the brain, and may preserve brain function.  These drugs are generally capable, at best, of boosting memory for up to 18 months.  After that, patients continue to decline as the disease progresses.

The fifth and most recently approved drug, memantine (Namenda), works differently.  It blocks the actions of the neurotransmitter glutamate.  Glutamate is needed for memory but too much of it is toxic to nerve cells and it appears that in people with Alzheimer’s, there is too much of it (for unknown reasons).

Of these five drugs currently approved to treat Alzheimer’s in the United States, none of them “cure" Alzheimer’s disease.  They are all disease-inhibiting drugs.  Studies have found these drugs only treat symptoms of the disease and can slow a person’s mental decline and ease symptoms (especially forgetfulness and confusion), but they do not stop the disease.

All the studies indicate that when people taking any of the Alzheimer’s medicines are compared to those taking a placebo, only 10% to 20% more people taking the drug get a significant, noticeable or sustained response.  And it is the rare person who has a strong response, with marked improvement or a significant delay in the worsening of symptoms.  By another measure, one team of researchers calculated that for every three to seven people taking an Alzheimer’s drug, only one benefits at all.  Unfortunately, there is no way as yet to predict who will respond and who will have little or no benefit.

Disease-arresting drugs, however, would be a game changer.  These drugs would target what researchers believe is the root cause of Alzheimer’s: a buildup of protein called beta-amyloid or a-beta (often referred to as plaque) that is poisonous to brain cells.  If they work, doctors could administer the drugs during the earlier stages of the disease, when brain damage caused by disease is still manageable.  The drugs could then be used to keep the disease in check, giving patients the prospect of going on to live relatively normal lives.

Liability and Insurance

We currently do not maintain a general liability insurance policy.  However, we plan on obtaining general liability insurance policy in advance of releasing products.  We believe that our anticipated insurance coverage is adequate for the types of products and services that may be marketed in the near future.  There can be no assurance, however, that such insurance will be sufficient to cover potential claims or that the present level of coverage, or increased coverage, will be available in the future at a reasonable cost.

Government Regulation

Our research, development and testing of potential products, including clinical trials, will be subject to extensive regulation by numerous governmental authorities in the United States, both federal and state.  The sanctions for failure to comply with such laws, regulations, or rules could include denial of the right to conduct business, significant fines, and criminal and civil penalties.  An increase in the complexity or substantive requirements of such laws, regulations, or rules could have a material adverse effect on our business.  Any change in the current regulatory requirements or related interpretations of regulatory requirement could adversely affect our operations.

Employees

As of the date of this Filing, we do not have any employees.  Our sole officer Mr. Gerald A. DeCiccio, is an independent contractor.

Intellectual Property

Currently, our only intellectual property is the patent we are licensing from Dr. Saini described above.  Other than that and our trade secrets and proprietary know-how, we do not have any other intellectual property.

Facilities

Our principal executive and administrative offices are currently located at 92 Corporate Park, C-141, Irvine, CA 92606.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

We have a limited operating history and no historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development.  We may not successfully address these risks and uncertainties or successfully implement our existing and new products and services.  If we fail to do so, it could materially harm our business and impair the value of our common stock.  Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future.  We were incorporated in Nevada on December 17, 2007.  Our business to date business focused on selling disposable dental supply products at discount prices over the Internet, but we did not have any material operations.  Cerebain also has a very limited operating history and no substantial operations to date.  We have no current operations and our only asset other than cash is our rights under that certain Patent License Agreement with Dr. Surinder Singh Saini, MD, dated June 10, 2010.  Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.  No assurance can be given that we can or will ever operate profitably.

We are an early stage development company with a limited operating history and no current operations.

We are an early stage development company, having been incorporated on December 17, 2007, with our wholly-owned subsidiary, Cerebain, only incorporated on February 22, 2010.  We have a limited operating history with no current operations and our only assets other than cash are our Patent Rights and Computer Equipment.  Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services.  These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing.  The failure by us to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail operations.

We may not be able to meet our future capital needs.

To date, we have not generated any revenue and we have no cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our products, cash flow from operations, and competing market developments.  We will need additional capital in the near future.  Any equity financings will result in dilution to our then-existing stockholders.  Sources of debt financing may result in high interest expense.  Any financing, if available, may be on unfavorable terms.  If adequate funds are not obtained, we will be required to reduce or curtail operations.

If we cannot obtain additional funding, our product development and commercialization efforts may be reduced or discontinued and we may not be able to continue operations.

We have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future.  Unless and until we are able to generate revenues, we expect such losses to continue for the foreseeable future. As discussed in our financial statements, there exists substantial doubt regarding our ability to continue as a going concern.

Product development efforts are highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

In addition, we may also raise additional capital through additional equity offerings, and licensing our future products in development.  While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that we will be successful in licensing our future products.  Based on our current projections, we believe we have insufficient cash on hand to meet our obligations as they become due based on current assumptions.  The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

To date, we have relied on funding from our founders and private investment to fund operations.  We have extremely limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to successfully test, develop, and bring to market products based on the intellectual property we are licensing under the Patent License Agreement with Dr. Surinder Singh Saini, MD, dated June 10, 2010 (“License Agreement”), manage our cash flow from operations, and competing market developments.  Our business plan requires additional funding.  Consequently, although we currently have no specific plans or arrangements for financing, we intend to raise additional funds through private placements or other financings.  Any equity financings would result in dilution to our then-existing stockholders.  Sources of debt financing may result in higher interest expense.  Any financing, if available, may be on unfavorable terms.  If adequate funds are not obtained, we may be required to reduce or curtail operations.  We anticipate that our existing capital resources are inadequate to satisfy our operating expenses and capital requirements for the next 12 months.  However, this estimate of expenses and capital requirements may prove to be inaccurate.  Additionally, we have substantial financial obligations under the License Agreement, which will require additional funds to be raised by us in the future.  If we are not able to raise these funds it may put us in breach under the License Agreement and/or not enable us to properly prosecute the patent application that is the subject of the License Agreement.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of June 30, 2011 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Because we face intense competition, we may not be able to operate profitably in our markets.

The market for our product is highly competitive and is becoming more so, which could hinder our ability to successfully market our products.  We may not have the resources, expertise or other competitive factors to compete successfully in the future.  We expect to face additional competition from existing competitors and new market entrants in the future. Many of our competitors have greater name recognition and more established relationships in the industry than we do.  As a result, these competitors may be able to:

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develop and expand their product offerings more rapidly;

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adapt to new or emerging changes in customer requirements more quickly;

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take advantage of acquisition and other opportunities more readily; and

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devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than we can.

We may not be able to compete with our competitors in the Biotechnology Industry because many of them have greater resources than we do and they are further along in their development efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change. Many of the drugs that we are attempting to discover or develop will be competing with existing therapies.  Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. In particular, we rely on the expertise and experience of Gerald DeCiccio, our Chief Executive Officer and President. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

If we are unable to attract and retain key personnel, we may not be able to compete effectively in our market.

Our success will depend, in part, on our ability to attract and retain key management beyond what we have today.  We will attempt to enhance our management and technical expertise by recruiting qualified individuals who possess desired skills and experience in certain targeted areas.  Our inability to retain employees and attract and retain sufficient additional employees, and information technology, engineering and technical support resources, could have a material adverse effect on our business, financial condition, results of operations and cash flows.  The loss of key personnel could limit our ability to develop and market our products.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short period of time by aggressively marketing our products, once developed.  The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel.  We intend to hire additional personnel in order to manage our expected growth and expansion.  Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our future research and development projects may not be successful.

The successful development of pharmaceutical products can be affected by many factors. Products that appear to be promising at their early phases of research and development may fail to be commercialized for various reasons, including the failure to obtain the necessary regulatory approvals. In addition, the research and development cycle for new products for which we may obtain an approval certificate is long.

There is no assurance that all of our future research and development projects will be successful or completed within the anticipated time frame or budget or that we will receive the necessary approvals from relevant authorities for the production of these newly developed products, or that these newly developed products will achieve commercial success. Even if such products can be successfully commercialized, they may not achieve the level of market acceptance that we expect.

We do not currently have any products and the development of products, including clinical trials, are expensive, time-consuming and difficult to design and implement.

We do not currently have any products and the development of products, including clinical trials, are expensive, time-consuming and difficult to design and implement, in part because they are subject to rigorous regulatory requirements.  The research, testing and development process for new drugs is time-consuming and expensive.  The clinical trial process is also expensive, time consuming, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

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unforeseen safety issues;

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determination of dosing issues;

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lack of effectiveness during clinical trials;

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slower than expected rates of patient recruitment;

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inability to monitor patients adequately during or after treatment; and

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inability or unwillingness of medical investigators to follow our clinical protocols

In addition, we (or the FDA), may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the regulatory bodies find serious deficiencies in our investigational new drug, submissions or the conduct of these trials. Therefore, we cannot predict with any certainty the schedule for future clinical trials.

We do not have experience as a company conducting Early-Stage or Large-Scale clinical trials, or in other areas required for the successful commercialization and marketing of our product candidates.

Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a Company in conducting early-stage, large-scale, late-stage clinical trials.  In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all.  Large-scale trials would require either additional financial and management resources, or reliance on third-party clinical investigators, clinical research organizations (“CROs”) or consultants.  Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control.  Any such delays could have a material adverse effect on our business.

We also do not currently have marketing and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process.  We may enter into agreements with third parties that would be responsible for marketing and distribution.  However, these third parties may not be capable of successfully selling any of our product candidates.  The inability to commercialize and market our product candidates could materially affect our business.

Failure to recruit, enroll, and retain patients for clinical trials may cause the development of our product candidates to be delayed or development costs to increase substantially.

We may experience delays in patient enrollment for our clinical trials for a variety of reasons. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. The enrollment of subjects depends on many factors, including:

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the patient eligibility criteria defined in the protocol;

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the size of the patient population required for analysis of the trial’s primary endpoints;

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the proximity of patients to study sites;

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the design of the trial;

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our ability to recruit clinical trial investigators with the appropriate competencies and experience;

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our ability to obtain and maintain patient consents;

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the risk that patients enrolled in clinical trials will drop out of the trials before completion; and

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competition for patients by clinical trial programs for other treatments.

Our clinical trials compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition reduces the number and types of subjects available to us, because some patients who might have opted to enroll in our trials opt to enroll in a trial being conducted by one of our competitors.  Since the number of qualified clinical investigators is limited, we conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which reduces the number of subjects who are available for our clinical trials in such clinical trial site.  Delays in patient enrollment in the future as a result of these and other factors may result in increased costs or may affect the timing or outcome of our clinical trials, which could prevent us from completing these trials and adversely affect our ability to advance the development of our product candidates.

The results of our clinical trials may not support our product candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that these results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates.

Any products we develop may not achieve or maintain widespread market acceptance.

The success of any products we develop based on the intellectual property will be highly dependent on market acceptance.  We believe that market acceptance of any products will depend on many factors, including, but not limited to:

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the perceived advantages of our products over competing products and the availability and success of competing products;

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the effectiveness of our sales and marketing efforts;

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our product pricing and cost effectiveness;

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the safety and efficacy of our products and the prevalence and severity of adverse side effects, if any; and

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publicity concerning our products, product candidates or competing products.

If our products fail to achieve or maintain market acceptance, or if new products are introduced by others that are more favorably received than our products, are more cost effective or otherwise render our products obsolete, we may experience a decline in demand for our products.  If we are unable to market and sell any products we develop successfully, our business, financial condition, results of operations and future growth would be adversely affected.

Developments by competitors may render our products or technologies obsolete or non-competitive.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological changes. A large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. We face competition from pharmaceutical and biotechnology companies in the United States and other countries. In addition, companies pursuing different but related fields represent substantial competition. Many of these organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, longer drug development history in obtaining regulatory approvals and greater manufacturing and marketing capabilities than we do. These organizations also compete with us to attract qualified personnel and parties for acquisitions, joint ventures or other collaborations.

Our drug-development program will depend upon third-party research scientists who are not subject to our control.

We will depend upon independent investigators and collaborators, such as universities and medical institutions, to conduct our pre-clinical and clinical trials under agreements with us. These collaborators are not our employees and we cannot control the amount or timing of resources that they devote to our programs. These investigators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug-development programs, or if their performance is substandard, the approval of our applications, if any, and our introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of which may compete with us. If our collaborators assist our competitors at our expense, our competitive position and business could be materially and adversely affected.

We may have significant product liability exposure because we maintain only limited product liability insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient.  Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all.  Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

We may be unable to adequately protect our proprietary rights.

Our ability to compete partly depends on the superiority, uniqueness and value of our intellectual property and technology.  To protect our proprietary rights, we will rely on a combination of patent, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions.  Despite these efforts, any of the following occurrences may reduce the value of our intellectual property:

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Our applications for patents relating to our business may not be granted and, if granted, may be challenged or invalidated;

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Issued patents may not provide us with any competitive advantages;

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Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

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Our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

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Another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

If we fail to obtain or maintain applicable regulatory clearances or approvals for our products, or if such clearances or approvals are delayed, we will be unable to distribute our products in a timely manner, or at all, which could significantly disrupt our business and materially and adversely affect our sales and profitability.

The sale and marketing of our products are subject to regulation in the countries where we intend to conduct business. For a significant portion of our products, we need to obtain and renew licenses and registrations with the FDA, and its equivalent in other markets. The processes for obtaining regulatory clearances or approvals can be lengthy and expensive, and the results are unpredictable. If we are unable to obtain clearances or approvals needed to market existing or new products, or obtain such clearances or approvals in a timely fashion, our business would be significantly disrupted, and our sales and profitability could be materially and adversely affected.

In particular, as we enter foreign markets, we lack the experience and familiarity with both the regulators and the regulatory systems, which could make the process more difficult, more costly, more time consuming and less likely to succeed.

If we fail to comply with regulatory requirements, regulatory agencies may take action against us, which could significantly harm our business.

Marketed products, along with the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for these products, are subject to continual requirements and review by the FDA and other regulatory bodies.  In addition, regulatory authorities subject a marketed product, its manufacturer and the manufacturing facilities to ongoing review and periodic inspections.  We will be subject to ongoing FDA requirements, including required submissions of safety and other post-market information and reports, registration requirements, current Good Manufacturing Practices (“cGMP”) regulations, requirements regarding the distribution of samples to physicians and recordkeeping requirements.

The cGMP regulations also include requirements relating to quality control and quality assurance, as well as the corresponding maintenance of records and documentation.  Regulatory agencies may change existing requirements or adopt new requirements or policies. We may be slow to adapt or may not be able to adapt to these changes or new requirements.

We face uncertainty related to healthcare reform, pricing and reimbursement, which could reduce our revenue.

In the United States, President Obama signed in March 2010 the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, “PPACA”), which is expected to substantially change the way health care is financed by both governmental and private payors. PPACA provides for changes to extend medical benefits to those who currently lack insurance coverage, encourages improvements in the quality of health care items and services, and significantly impacts the U.S. pharmaceutical industry in a number of ways, further listed below. By extending coverage to a larger population, PPACA may substantially change the structure of the health insurance system and the methodology for reimbursing medical services, drugs and devices. These structural changes could entail modifications to the existing system of private payors and government programs, such as Medicare, Medicaid and State Children’s Health Insurance Program, as well as the creation of a government-sponsored healthcare insurance source, or some combination of both. Such restructuring of the coverage of medical care in the United States could impact the extent of reimbursement for prescribed drugs, including our product candidates, biopharmaceuticals, and medical devices. Some of the specific PPACA provisions, among other things:

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Establish annual, non-deductible fees on any entity that manufactures or imports certain branded prescription drugs and biologics, beginning 2011;

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Increase minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program;

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Extend manufacturers’ Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;

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Establish a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research;

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Require manufacturers to participate in a coverage gap discount program, under which they must agree to offer 50 percent point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D, beginning 2011; and

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Increase the number of entities eligible for discounts under the Public Health Service pharmaceutical pricing program, effective January 2010.

If future reimbursement for approved product candidates, if any, is substantially less than we project, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

In addition, both the federal and state governments in the United States and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of health care. Further federal and state proposals and healthcare reforms are likely, which could limit the prices that can be charged for the product candidates that we develop and may further limit our commercial opportunity. There may be future changes that result in reductions in current coverage and reimbursement levels for our products, if commercialized, and we cannot predict the scope of any future changes or the impact that those changes would have on our operations.

If we market products in a manner that violates health care fraud and abuse laws, we may be subject to civil or criminal penalties.

We are also subject to healthcare fraud and abuse regulation and enforcement by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

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the federal healthcare programs’ Anti-Kickback Law, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs;

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federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

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the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

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state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.  The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations.  Further, the recently enacted PPACA, among other things, amends the intent requirement of the federal anti-kickback and criminal health care fraud statutes.  A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it.  In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes.  Moreover, some states, such as California, Massachusetts and Vermont, mandate implementation of commercial compliance programs to ensure compliance with these laws.  Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians for marketing, including the tracking and reporting of gifts, compensation, and other remuneration to physicians.  The shifting commercial compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

The PPACA also imposes new reporting and disclosure requirements on drug manufacturers for any “transfer of value” made or distributed to prescribers and other healthcare providers, effective March 30, 2013.  Such information will be made publicly available in a searchable format beginning September 30, 2013. In addition, drug manufacturers will also be required to report and disclose any investment interests held by physicians and their immediate family members during the preceding calendar year.  Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (and up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests not reported in an annual submission.  Finally, under PPACA, effective April 1, 2012, pharmaceutical manufacturers and distributors must provide the U.S. Department of Health and Human Services with an annual report on the drug samples they provide to physicians.

We expect to rely entirely on third parties for international registration, sales and marketing efforts.

In the event that we attempt to enter into international markets, we expect to rely on collaborative partners to obtain regulatory approvals and to market and sell our product(s) in those markets.  We have not yet entered into any collaborative arrangement.  We may be unable to enter into any other arrangements on terms favorable to us, or at all, and even if we are able to enter into sales and marketing arrangements with collaborative partners, we cannot assure you that their sales and marketing efforts will be successful.  If we are unable to enter into favorable collaborative arrangements in international markets, or if our collaborators’ efforts are unsuccessful, our ability to generate revenues from international product sales will suffer.

We may become subject to litigation for infringing the intellectual property rights of others.

Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation, we may be required to pay damages, including punitive damages. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

We hold a limited amount of insurance coverage, and if we were found liable for an uninsured claim, or claim in excess of our insurance limits, we may be forced to expend significant capital to resolve the uninsured claim.

We contract for a limited amount of insurance to cover potential risks and liabilities, including, but not limited to, Director and Officer insurance and General Liability insurance. If we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. This could leave us exposed to potential uninsured claims for which we could have to expend significant amounts of capital resources. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our operating capital to resolve the uninsured claim.

Risks Related to Ownership of Our Common Stock

Our Articles of Incorporation authorize our board of directors to issue new series of preferred stock that may have the effect of delaying or preventing a change of control, which could adversely affect the value of your shares.

Our articles of incorporation provide that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways which may delay, defer or prevent a change of control of our company without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

Our Articles of Incorporation limits the liability of members of the Board of Directors.

Our Articles of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed. We are organized under Nevada law.  Accordingly, except in limited circumstances, our directors will not be liable to our stockholders for breach of their fiduciary duties.

Provisions of our Articles of Incorporation, bylaws and Nevada corporate law have anti-takeover effects.

Some provisions in our Articles of Incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders.  Our Articles of Incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders.  In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine.  Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “DDOO.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the Commission.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the OTC Markets “Pink Sheets.”

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, and other factors.  If results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

The forward looking statements contained in this Filing may prove incorrect.

This Filing contains certain forward-looking statements, including among others:  (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for developing products based on our intellectual property; and (iii) our ability to distinguish ourselves from our current and future competitors.  These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties.  Actual results could differ materially from these forward-looking statements.  In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the wound care industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Filing will, in fact, transpire.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

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variations in our operating results and market conditions specific to Biomedical Industry companies;

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changes in financial estimates or recommendations by securities analysts;

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announcements of innovations or new products or services by us or our competitors;

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the emergence of new competitors;

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operating and market price performance of other companies that investors deem comparable;

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changes in our board or management;

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sales or purchases of our common stock by insiders;

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commencement of, or involvement in, litigation;

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changes in governmental regulations; and

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general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

Compliance with rules and regulations concerning corporate governance may be costly, which could harm our business.

We will continue to incur significant legal, accounting and other expenses to comply with regulatory requirements. The Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission has required and will require us to make changes in our corporate governance, public disclosure and compliance practices. In addition, we have incurred significant costs and will continue to incur costs in connection with ensuring that we are in compliance with rules promulgated by the Securities and Exchange Commission regarding internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Compliance with these rules and regulations has increased our legal and financial compliance costs, which have had, and may continue to have, an adverse effect on our profitability.

Our internal financial reporting procedures are still being developed.  We will need to allocate significant resources to meet applicable internal financial reporting standards.

We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

These efforts require significant time and resources.  If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles in the United States of America and to comply with SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 (“AS 5”) which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  Although we intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all errors and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected.  The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures.  Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.  We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future.  A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective.  If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The financial data for fiscal 2011 and 2010 discussed below is derived from the audited financial statements of Cerebain.  The audited financial statements of Cerebain for fiscal 2011 and 2010 are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data for the three months ended September 30, 2011 and 2010 discussed below is derived from the unaudited financial statements of Cerebain.  The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of Cerebain contained elsewhere herein. The financial statements contained elsewhere fully represent Cerebain’s financial condition and operations; however, they are not indicative of our future performance.

Overview

Under our current business plan we intend to research, develop, and test medicinal treatments utilizing omentum under a patent we license from Dr. Surinder Singh Saini, MD.  Our management anticipates that we may form subsidiaries and affiliates to operate different drugs based on the intellectual property.

Agreement with Dr. Saini

On June 10, 2010, we entered into a Patent License Agreement with Dr. Surinder Singh Saini, MD, under which we acquired the exclusive rights to certain intellectual property related to using omentum for treating dementia conditions.  Under the agreement we accrued rights fees of $50,000 payable to Dr. Saini, and we issued Dr. Saini 6,600,000 shares of our common stock, valued at $6,600 (based on the fair market value on the date of grant) restricted in accordance with Rule 144.  As a result Dr. Saini became our largest shareholder.

Subsequently, we paid legal fees totaling $19,300 related to the patent.

Overview of Dementia and Alzheimer’s Disease

Dementia (taken from Latin, originally meaning "madness") is generally referred to as a serious loss and/or decline of brain function in an animal including a human.  The areas of brain function affected by dementia include memory, attention, language, problem solving and emotion.  Dementia is generally considered as a progressive and non-reversible condition.  Alzheimer’s disease is the most common form of dementia.  Alzheimer’s disease is an age-related, non-reversible brain disorder that develops over a period of years.  Initially, people experience memory loss and confusion, which may be mistaken for the kinds of memory changes that are sometimes associated with normal aging.  However, the symptoms of Alzheimer’s disease gradually lead to behavior and personality changes, a decline in cognitive abilities such as decision making and language skills, and problems recognizing family and friends.  Alzheimer’s disease ultimately leads to a severe loss of mental functions.  These losses are related to the worsening breakdown of the connections between certain neurons in the brain responsible for memory and learning.  Neurons can’t survive when they lose their connections to other neurons.  As neurons die throughout the brain, the affected regions begin to atrophy, or shrink.  By the final stage of Alzheimer’s disease, damage is widespread and brain tissue has shrunk significantly.

Causes

Many scientists generally accept that one or more of the following mechanisms are responsible for dementia:

1)  accumulation of toxic materials in brain cells, which leads to death of the cells;

2)  reduction of certain biological factors (e.g. Acetylcholine or ACh) in a brain; and

3)  loss or reduction of blood flow in the brain.

Neurodegenerative diseases, such as Alzheimer's disease and Parkinson's disease, are the most common causes of dementia.  Dementia can also be due to a stroke.  In most circumstances, the changes in the brain that are causing dementia cannot be stopped or turned back.

Statistics

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Affected population worldwide

According to the 2010 World Alzheimer Report this year, about 35 million people have dementia worldwide.  The report stated that this figure is likely to nearly double every 20 years, to nearly 66 million in 2030 and 115 million in 2050.

With regard to Alzheimer's disease which is the main cause of dementia, there are about 4.5 million Americans who have already been diagnosed with Alzheimer's disease and about 1,000 new cases of the disease are diagnosed daily in the United States.  After age 65, the chances of developing Alzheimer's disease double every five years.  At age 85, people have about a 50 percent chance of developing Alzheimer's.

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Cost

The global cost of care for dementia will likely exceed $604 billion this year, or 1 percent of the world's gross domestic product (GDP) according to the 2010 World Alzheimer Report.  These costs include those attributed to informal care from family member or others, direct social care from professional care givers, and direct medical bills.  About 70% of these costs occur in Western Europe and North America.  Such costs will continue to increase drastically as the affected population of dementia increases.

Current approaches to treating dementia

Currently, there is no cure for dementia.  Certain drugs relieve some of the disease mechanisms (primarily the causes listed as #1 and #2, above) and are often used early in the course of the disease; however, their effects in long-term progression of the disease condition are still unclear.  A majority of management of dementia generally focuses on providing emotional and physical support to a patient during the progression of the disease from caregivers or in facilities.  While such support is important and necessary to a patient, it is irrelevant to treatment of the disease.  Accordingly, an effective method of treatment which may be able to delay the progression of the disease and/or recover damaged brain cells does not exist and remains a great need.

Omentum and its Use in Treating Dementia

Omentum Overview

The omentum is a layer of tissue lying over internal organs (e.g. the intestines) like a blanket.  Omentum has the ability to generate biological agents that nourish nerves and help them grow.  When such agents identified from the omentum were tested, they were shown to provoke the growth of new brain cells in areas of the brain affected by Alzheimer's disease.  The omentum tissue can also increase the level of Acetylcholine (ACh) whose reduction is considered as a main cause of brain cell death.  Some scientists believe that the ability of the omentum to provide this important factor (ACh) may be a key to successfully treating dementia.  Additionally, the omentum has been shown to be angiogenic (i.e. to promote new blood vessel growth) in areas of the body lacking blood flow.

Use of Omentum in Treating Dementia

Historically, doctors have utilized omentum to treat dementia using a procedure called omental transposition.  This approach involves a surgical procedure in which the omentum is surgically lengthened into the brain through the chest, neck and behind the ear.  The omentum is then laid directly on the underlying brain.  According to studies conducted by a team in the University of Nevada, School of Medicine, omental transposition not only arrested Alzheimer's disease, but also reversed it, resulting in the patient’s neurologic function being improved.  Despite the promising results, this surgical procedure has not been popular because it is very invasive and therefore often causes unwanted complications to a patient, especially in the elderly.  Accordingly, a less invasive procedure or a pharmaceutical approach in treatment of dementia remains a significant need.

Recent Developments

Reverse Acquisition of Cerebain

On January 17, 2012, the holders of a majority of Discount Dental’s common stock entered into a Stock Purchase Agreement with Cerebain Biotech Corp., a Nevada corporation, under which Cerebain agreed to purchase an aggregate of 3,800,000 shares of its common stock from those shareholders in exchange for $296,000.  These shares represent approximately 90% of Discount Dental’s outstanding common stock (after taking into account the cancellation of 6,000,000 shares of Discount Dental’s common stock by R. Douglas Barton under the Spinoff Agreement as discussed herein).  The transaction closed February 9, 2012.  Concurrently with the close of the transaction, Discount Dental closed a transaction with the shareholders of Cerebain whereby it issued 4,556,800 shares of Discount Dental’s common stock in exchange for 22,784,000 shares of Cerebain’s common stock, which represented 100% of Cerebain’s outstanding common stock.  In addition, concurrent with these two transactions, Discount Dental closed a transaction with its primary shareholder, Mr. R. Douglas Barton, whereby Discount Dental sold all of its assets in exchange for Mr. Barton assuming all of our then-existing liabilities, as well as the return of 6,000,000 shares of Discount Dental’s common stock.

As a result of these transactions: (i) Cerebain became Discount Dental’s wholly-owned subsidiary, (ii) all of its officers and one of its directors resigned immediately, and Discount Dental appointed one new director and retained new executive officers; and (iii) Discount Dental changed its business focus from one selling disposable dental supply products at discount prices over the Internet to one focusing on researching, developing, and testing medicinal treatments utilizing omentum under a patent Cerebain, its now wholly-owned subsidiary, licenses from Dr. Surinder Singh Saini, MD.

Discount Dental’s only operations are conducted through its wholly-owned subsidiary, Cerebain.  In accordance with financial reporting for reverse merger transactions the financial reporting contained herein is only that of Cerebain and does not include Discount Dental’s financial results.

Limited Operating History; Need for Additional Capital

There is very limited historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated significant revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Overview

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations of Cerebain includes the following sections:

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Plan of Operations

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Results of Operations

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Liquidity and Capital Resources

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Capital Expenditures

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Going Concern

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Critical Accounting Policies

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Off-Balance Sheet Arrangements

Plan of Operations

As a development-stage enterprise, we have had no operating revenues through September 30, 2011.  At September 30, 2011 our cash balance was negligible.

Our plan of operations consists of:

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We will work with device manufacturers’ to develop a medical device while also pursuing with researchers and universities to develop a synthetic drug solution.

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Raising additional capital with which to develop a medical device solution, pursuing research for a synthetic drug solution, develop a sales and administrative infrastructure and fund ongoing operations until our operations generate positive cash flow.

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We will be working with already established affiliates and partnerships to promote our products to healthcare providers and Alzheimer patients. We will also market directly to consumers through direct-to-consumer advertising that communicates the uses, benefits and risks of our products.  In addition, we will sponsor general advertising to educate the public on Alzheimer’s disease awareness, prevention and wellness, and public health issues.

However, we cannot assure you that we will be successful in raising additional capital to implement our business plan. Further, we cannot assure you, assuming that we raise additional funds, that we will achieve profitability or positive cash flow. If we are not able to timely and successfully raise additional capital and/or achieve profitability and positive cash flow, our operating business, financial condition, cash flows and results of operations may be materially and adversely affected.

Results of Operations

Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010

Revenue

For the three months ended September 30, 2011 and September 30, 2010, we have not generated any revenues.

Operating expenses

Operating expenses increased by $8,965, or 9.2%, to $106,578 in the three months ended September 30, 2011 from $97,613 in the three months ended September 30, 2010 primarily due to our increase in consulting services costs, as well as, an increase in travel and investor relations.

Operating expenses for the three months ended September 30, 2011 were comprised primarily of $88,500 in consulting services costs; investor relations costs of $10,000; travel costs of $6,000; depreciation expense of $214; and $1,864 of other operating expenses, primarily accounting and legal costs.

Operating expenses for the three months ended September 30, 2010 were comprised primarily of $85,500 in consulting services costs; compensation expense of $10,650 for founder’s shares; travel costs of $764; and $699 of other operating expenses, primarily legal costs.

Net loss before income taxes

Net loss before income taxes for the three months ended September 30, 2011 totaled $106,578 primarily due to consulting services costs and investor relation costs compared to $97,613 for the three months ended September 30, 2010 primarily due to consulting services costs and compensation expense.

Assets and Liabilities

Assets were $77,967 as of September 30, 2011.  Assets consisted primarily of cash of $1,069, computer equipment of $988, and patent rights of $75,900.  Liabilities were $500,936 as of September 30, 2011.  Liabilities consisted primarily of accounts payable of $4,536, related party payable of $432,110, notes payable to stockholders of $62,490, and income taxes payable of $1,800.

Stockholders’ Deficit

Stockholders’ deficit was $(422,969) as of September 30, 2011.  Stockholder’s deficit consisted primarily of shares issued to founders and recorded as compensation in the amount of $13,900, shares issued for fundraising totaling $167,800, net of issuance costs, offset primarily by the deficit accumulated during the development stage of $611,269 at September 30, 2011.

Fiscal Year Ended June 30, 2011 Compared to Fiscal Year Ended June 30, 2010

Revenue

For the fiscal years ended June 30, 2011 and June 30, 2010, we have not generated any revenues.

Operating expenses

Operating expenses increased by $271,093, or 233.9%, to $386,992 in the fiscal year ended June 30, 2011 from $115,899 in the fiscal year ended June 30, 2010 primarily due to our increase in consulting services costs, as well as, an increase in travel and compensation expenses.

Operating expenses for the fiscal year ended June 30, 2011 were comprised primarily of $351,813 in consulting services costs; compensation expense of $10,650; travel costs of $14,128; depreciation expense of $499; and $9,902 of other operating expenses, primarily accounting and legal costs.

Operating expenses for the fiscal year ended June 30, 2010 were comprised primarily of $112,000 in consulting services costs; legal costs of $3,869; and $30 of other operating expenses.

Net loss before income taxes

Net loss before income taxes for the fiscal year ended June 30, 2011 totaled $386,992 primarily due to consulting services costs and compensation expense compared to $115,899 primarily due to consulting services costs and legal costs.

Liquidity and Capital Resources

General – Overall, we had an increase in cash flows of $323 in the three months ending September 30, 2011 resulting from cash provided by financing activities of $65,800, offset partially by cash used in operating activities of $65,477.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Three Months Ended September 30,
	2011	2010

Cash at beginning of period	$746	$220
Net cash used in operating activities	(65,477)	(1,412)
Net cash used in investing activities	--	(12,000)
Net cash provided by financing activities	65,800	19,490
Cash at end of period	$1,069	$6,298

Cash Flows from Operating Activities – For the three months ending September 30, 2011, net cash used in operations was $65,477 compared to net cash used in operations of $1,412 for the three months ending September 30, 2010.  Net cash used in operations was primarily due to a net loss of $(106,578) for the three months ended September 30, 2011, depreciation expense of $214, and the changes in operating assets and liabilities of $40,887, primarily due to the increase in related party payables.

Cash Flows from Investing Activities – Net cash flows used in investing activities was $0 in the three months ending September 30, 2011, compared to net cash used of $12,000 in the same period in 2010.  Net cash used in investing in the three months ended September 30, 2010 was primarily due to the maintenance of patent rights of $12,000.

Cash Flows from Financing Activities – Net cash flows provided by financing activities in the three months ending September 30, 2011 was $65,800, compared to net cash provided of $19,490 in the same period in 2010.  The increase in net cash provided by financing activities was mainly due to proceeds from issuance of common stock, net of offering costs, of $8,800, and notes payable to stockholders, net of repayments, of $57,000.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months.  However, this belief is based upon many assumptions and is subject to numerous risks (see “Risk Factors”), and we will require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures.  However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future.  Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments.  We may not be able to obtain such financing on commercially reasonable terms, if at all.  Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed.  Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Short-Term Note Payables

In fiscal year 2011, Cerebain borrowed $19,490 from a stockholder for working capital purposes.  The note payable pays no interest and is unsecured.  As of June 30, 2011, the balance outstanding was $5,490.

On July 31, 2011, Cerebain entered into an unsecured $60,000 promissory note (“Promissory Note”) with a stockholder.  The Promissory Note matures on April 13, 2012 and pays interest at six (6) percent per annum at maturity.

On October 13, 2011, the Company entered into a $100,000 convertible note (“Convertible Note”) with a third party.

The Convertible Note matures in six (6) months, pays interest at six (6) percent per annum at maturity, the holder is entitled to convert at $0.40 per share into the Company’s common stock, and provide for potential adjustments, as defined.

To properly account for this transaction, the Company performed a detailed analysis to obtain a thorough understanding of the transaction, including understanding the terms of each instrument issued.

In accordance with ASC Topic 470-20, “Debt with Conversion and Other Options”, conventional convertible debt is a financial instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash.  Conventional convertible debt with a nondetachable conversion feature that does not contain a cash settlement option, and is not accounted for as a derivative, is recorded as a debt instrument in its entirety.

In addition, there was no beneficial conversion feature since the conversion price was not lower than the estimated fair value of the Company’s common stock on the date of the transaction

On February 1, 2012, Cerebain entered into an unsecured $80,000 promissory note (“Promissory Note”) with a stockholder.  The Promissory Note matures on April 13, 2012 and pays interest at six (6) percent per annum at maturity.

Equity Financing

On January 3, 2012, the Company entered into a stock purchase agreement with a third party, under which the Company issued him 20,000 shares of our common stock, restricted in accordance with Rule 144, in exchange for $9,000, net of offering costs of $1,000.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On December 8, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 84,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for $36,960, net of offering costs of $5,040.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On December 1, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 270,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for $118,800, net of offering costs of $16,200.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On November 21, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 250,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for $110,000, net of offering costs of $15,000.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On November 18, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued them 150,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for approximately $66,657, net of offering costs of approximately $10,343.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On October 28, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 450,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for $198,000, net of offering costs of $27,000.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On July 1, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 10,000 Units (each a “Unit” and collectively the “Units”), with each Unit consisting of Two (2) shares of common stock and One (1) warrant to purchase One (1) share of common stock (each a “Warrant” and collectively the “Warrants”) at a price per Unit of $1.00 for a total of $8,800, net of offering costs of $1,200. The common stock is restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On May 17, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 20,000 Units (each a “Unit” and collectively the “Units”), with each Unit consisting of Two (2) shares of common stock and One (1) warrant to purchase One (1) share of common stock (each a “Warrant” and collectively the “Warrants”) at a price per Unit of $1.00 for a total of 18,000, net of offering costs of $2,000. The common stock is restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

The warrants are exercisable for a term of two years at an exercise price of $1.00 per share.  The warrants also contain anti-dilution provisions, including but not limited to, if the Company has a stock split, stock dividend, spin-off, reclassification, combination of shares or similar corporate rearrangement, the conversion price of the warrants will proportionately be adjusted.  The warrants were converted into warrants to purchase DDOO common stock at the close of the Share Exchange transaction at the ratio of one share of DDOO common stock for every five shares of Cerebain common stock, with a corresponding five times increase in the conversion price, from $1 per share to $5 per share.

In connection with the stock issuances, the Company incurred additional costs of $19,000, primarily for legal costs.  These costs were recorded in stockholder’ deficit as additional paid in capital.

On November 12, 2010, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 1,000,000 shares of its common stock, restricted in accordance with Rule 144, in exchange for $160,000, net of offering costs of $40,000.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and were familiar with our operations at the time of the issuance of the shares.

Capital Expenditures

Other Capital Expenditures

We expect to purchase approximately $30,000 of equipment in connection with the expansion of its business.

Development Stage Company

We are a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. We are still devoting substantially all of our efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of our development stage activities.

Fiscal year end

Cerebain has a June 30 fiscal year end and on February 10, 2012 our Board of Directors changed Discount Dental’s fiscal year end to June 30 for ease of financial reporting.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for our fiscal year ended June 30, 2011. We had a deficit accumulated during the development stage of $611,269 and $504,691 at September 30, 2011 and June 30, 2011, respectively, and had a net loss of $106,578 for the three months ending September 30, 2011 and $387,892 for the fiscal year ended June 30, 2011, and net cash used in operating activities of $65,477 for the three months ending September 30, 2011 and $142,953 for the fiscal year ended June 30, 2011, with no revenue earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results. For additional information, see Note 3 - Summary of Significant Accounting Policies on page F-8.

The following are deemed to be the most significant accounting policies affecting the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Measurement, estimates and assumptions are used for, but not limited to, useful lives and residual value of long-lived assets. Management makes these estimates using the best information available at the time the estimates are made; however actual results when ultimately realized could differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumption.

Revenue Recognition and Accounts Receivable

The Company will recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.

Under SAB 104, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable, and (iv) collection is reasonably assured.  The Company provides for an allowance for doubtful account based history and experience considering economic and industry trends. The Company does not have any off-Balance Sheet exposure related to its customers.

Income Taxes

We account for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Stock Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We apply this statement prospectively. Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

Accounting for Derivative Financial Instruments

We evaluate financial instruments using the guidance provided by ASC 815 and apply the provisions thereof to the accounting of items identified as derivative financial instruments not indexed to our stock.

Fair Value of Financial Instruments

The Company follows the provisions of ASC 820. This Topic defines fair value, establishes a measurement framework and expands disclosures about fair value measurements.

The Company uses fair value measurements for determining the valuation of derivative financial instruments payable in shares of its common stock. This primarily involves option pricing models that incorporate certain assumptions and projections to determine fair value. These require management judgment.

Recent Accounting Pronouncements

In April, 2011, the FASB issued ASU No. 2011-02, to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring.  The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption.  As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted.  The Company intends to adopt the methodologies prescribed by this ASU by the date required, and is continuing to evaluate the impact of adoption of this ASU.

In April, 2011, the FASB issued ASU No. 2011-03 to remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee.  The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011.  The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date.  Early adoption is not permitted.  The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-04.  The amendments in this ASU generally represent clarifications of ASC 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively.  For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.  The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05.  Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income.  This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity.  The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.  The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  Early adoption is permitted, because compliance with the amendments is already permitted.  The amendments do not require any transition disclosures.  Due to the recent nature of this pronouncement, the Company is evaluating when it will adopt of ASU 2011-05, but it will adopt the ASU retrospectively by the due date.

Off-Balance Sheet Arrangements

As of September 30, 2011, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•

a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•

liquidity or market risk support to such entity for such assets;

•

an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to the Company, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with the Company.

Inflation

Management believes that inflation has not had a material effect on the Company’s results of operations.

DESCRIPTION OF PROPERTY

Our principal executive and administrative offices, and those of Cerebain, are currently located at 92 Corporate Park, C-141, Irvine, CA  92606.

Due to anticipated growth, the Company is in the process of looking for new space for its headquarters and customer service operations.  The Company believes that it will be able to locate such space on reasonable rates and terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 9, 2012, after the close of the above-described transaction with Cerebain, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Common Stock
Name and Address (2)	Amount of Beneficial Ownership	Percent of Class (1)

Gerald A. DeCiccio (3)	120,000	2.4%

R. Douglas Barton (3)	0	0%

Dr. Surinder Singh Saini, MD	1,320,000	26.5%

Teg S. Sandhu	1,218,000	24.5%

Harbans K. Sandhu	300,000	6.0%

Brad Vroom	400,000	9.9%

All Officers and Directors as a Group (2 Persons)	120,000	2.4%

(1)

Based on 4,956,800 shares of common stock issued and outstanding as of February 9, 2012.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)

Unless otherwise noted, the address of each beneficial owner is c/o Cerebain Biotech Corp., 92 Corporate Park, C-141, Irvine, CA  92606.

(3)

Indicates an officer and/or director of the Company.

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.  We do not have an investment advisor.  There are no current arrangements which will result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Gerald DeCiccio (1)	54	President, Chief Executive Officer and Director
R. Douglas Barton (2)	64	Director

(1) Mr. DeCiccio became an officer and director on February 9, 2012.

(2)  Mr. Barton has submitted his resignation, effective on the tenth day following the mailing of a Schedule 14f-1 to our stockholders, which will be mailed out on or about February 14, 2012.

Gerald DeCiccio serves as our sole officer and director.  Mr. DeCiccio has been sole officer and director of our wholly-owned subsidiary, Cerebain, since its inception.  Since June 2007, Mr. DeCiccio has also been the Vice President and Corporate Controller of Ritz Interactive, Inc. Prior to that he was the Chief Financial Officer and a board member of Worldwide Energy and Manufacturing USA, Inc., Chief Financial Officer and a board member of GTC Telecom Corp. and its subsidiary, Perfexa Solutions, Inc. (Mr. DeCiccio assisted with taking GTC public in 1999) and Chief Financial Officer for National Telephone & Communications, Inc. In these roles, he managed the finance, accounting, SEC reporting, treasury, human resources, investor relations, and legal departments. Mr. DeCiccio also held senior financial roles at Newport Corporation and Parker Hannifin Corporation and was a Supervising Senior Accountant for Ernst and Young. He has also been a member of the Board of Directors and Audit Committee for Worldwide Energy and Manufacturing USA, Inc., Interplay Entertainment, Inc. and GT Data Corp. Mr. DeCiccio was also a director of Longwei Petroleum Investment Holding Ltd., a public company listed on the AMEX (LPH) from March 22, 2010 to December 15, 2011.

R. Douglas Barton founded Dental Discount Materials, Inc. in December 2007 and served as our President since inception. He is and has been an officer of Valley Dental Supply, Inc., a privately held dental supply company in California for 25 years. He is a graduate of Arizona State University.

Family Relationships

There are no family relationships between or among the above directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Gerald DeCiccio, our current President and Chief Executive Officer, Chief Financial Officer and Secretary, R. Douglas Barton, our former President, Chief Executive Officer and Chief Financial Officer, and James Barton, our former Vice President and Secretary for all services rendered in all capacities to us in fiscal years ended November 30, 2011, 2010 and 2009.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the fiscal years ended fiscal years ended November 30, 2011, 2010 and 2009.

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	All Other Compensation ($)	Total($)
Gerald DeCiccio (1)	2011	$0	$0	$0	$0
President and	2010	$0	$0	$0	$0
Chief Executive Officer

R. Douglas Barton (2)	2011	$0	$0	$0	$0
Former CEO, CFO and	2010	$0	$0	$0	$0
COA	2009	$0	$0	$0	$0

James Barton (2)	2011	$0	$0	$0	$0
Former VP and Secretary	2010	$0	$0	$0	$0
	2009	$0	$0	$0	$0

(1)  On February 9, 2012, we acquired Cerebain in a reverse acquisition transaction and, in connection with that transaction, Mr. DeCiccio was appointed as our President, Chief Executive Officer, Chief Financial Officer and Secretary.  During Cerebain’s fiscal years ended June 30, 2011 and 2010 Cerebain paid Mr. DeCiccio $13,570 and $0, respectively.

(2)  R. Douglas Barton and James Barton resigned as executive officers of the Company, effective on February 9, 2012.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for our fiscal year ended November 30, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gerald A. DeCiccio	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
R. Douglas Barton (1)	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-
James Barton (1)	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

(1)  Former executive officer.

Employment Agreements

Currently, none of our officers or directors is subject to an employment agreement.  However, Cerebain does have a consulting agreement with Mr. Gerald A. DeCiccio, its and our sole officer and director, under which we compensate Mr. DeCiccio $5,000 per month plus medical benefits.  This contract, as amended on January 1, 2012, is for twenty-four (24) months beginning January 2012 (“Initial Term”), automatically renews for two (2) successive twelve (12) month terms after the Initial Term (“Renewal Term”), and can be terminated with six month notice during the Renewal Term.

Compensation of Directors

Our directors do not receive any compensation for serving as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than as set forth below, Discount Dental has not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

On January 17, 2012, Discount Dental entered into a Spinoff Agreement with R. Douglas Barton, who was one of its officers and directors, as well as its largest shareholder, under which it agreed to sell all of its assets in exchange for all of its liabilities and the return by Mr. Barton of 6,000,000 shares of Discount Dental’s common stock.  This transaction closed on February 9, 2012.  As a result of the Spinoff Agreement Discount Dental ceased to be a company engaged in the disposable dental products market.  The Spinoff Agreement was approved by a majority of Discount Dental’s shareholders and a majority of Discount Dental’s non-interested shareholders.

On June 10, 2010, Discount Dental’s wholly-owned subsidiary, Cerebain, entered into a Patent License Agreement with Dr. Surinder Singh Saini, MD, under which it acquired the exclusive rights to certain intellectual property related to using omentum for treating dementia conditions.  Under the agreement Cerebain issued Dr. Saini 6,600,000 shares of its common stock, restricted in accordance with Rule 144.  As a result Dr. Saini became Cerebain’s largest shareholder.  As a result of the Share Exchange transaction Dr. Saini is now one of our largest shareholders.  The agreement also provides for a one-time payment of $50,000 due within ninety (90) days of the date of signing (as of the date of this filing, the one-time payment is fully paid), and a royalty payment of six (6) percent of the value of the net sales, as defined, generated from the sale of licensed products.  The agreement also provides for yearly minimum royalty payments of $50,000 for each of the fourth, fifth, and sixth anniversary of the date of the agreement, and a yearly minimum royalty payment of $100,000 for each year thereafter during the term of the agreement.  The term of the agreement shall continue until the patent in the intellectual property expires, unless terminated sooner under the provisions of the agreement, as defined.

In fiscal year 2011, Cerebain borrowed $19,490 from a stockholder for working capital purposes.  The note payable pays no interest and is unsecured.  As of the date of this filing, the note payable has been repaid.

Cerebain has a consulting agreement with our officer, director, and stockholder under which he is compensated $5,000 per month, plus medical benefits.  This contract, as amended on January 1, 2012, is for twenty-four (24) months beginning January 2012 (“Initial Term”), automatically renews for two (2) successive twelve (12) month terms after the Initial Term (“Renewal Term”), and can be terminated with six month notice during the Renewal Term.

Cerebain has a consulting agreement with stockholder to provide accounting and administrative support, under which she is compensated $1,500 per month.  This contract is for twelve (12) months beginning September 2010 (“Initial Term”), automatically renews for one (1) successive twelve (12) month term after the Initial Term (“Renewal Term”), and can be terminated with six month notice during the Renewal Term.

Cerebain has consulting agreements with two (2) of our stockholders, under which we compensate each of these stockholders $10,000 per month plus medical benefits.  These contracts, as amended on January 1, 2012, are for twenty-four (24) months beginning January 2012 (“Initial Term”), automatically renew for two (2) successive twelve (12) month terms after the Initial Term (“Renewal Term”), and can be terminated with six month notice during the Renewal Term.

There have been no other significant transactions as of December 31, 2011.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•

the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. DeCiccio is not considered independent because he is an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “DDOO.”  However, no established public market exists for our common stock.  As of the date hereof, 4,956,800 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of February 9, 2012.

Outstanding warrants exercisable for an aggregate of 6,000 shares of our common stock at an exercise price of $5.00 per share.

A Convertible Note exercisable for an aggregate of 50,000 shares of our common stock at an exercise price of $2.00 per share.

Of the 4,956,800 shares of our common stock issued and outstanding, 4,556,800 of such shares are restricted shares.  None of these restricted shares are eligible for resale absent registration or an exemption from registration.  The exemption from registration provided by Rule 144 under the Securities Act is not currently available for these shares pursuant to Rule 144(i).

Holders

As of February 9, 2012 there were approximately 34 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada General Corporation Law (the “NGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 74,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.  As of February 9, 2012, 4,956,800 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•

general business conditions;

•

industry practice;

•

our financial condition and performance;

•

our future prospects;

•

our cash needs and capital investment plans;

•

our obligations to holders of any preferred stock we may issue;

•

income tax consequences; and

•

the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Limitation on Directors’ Liability

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to us or our stockholders;

•

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

•

for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Anti-Takeover Effects of Provisions of the NGCL and our Certificate of Incorporation and Bylaws

Provisions of the NGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute.  We are subject to Section 203 of the NGCL, an anti-takeover statute. In general, Section 203 of the NGCL prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of February 9, 2012, we are not subject to Section 203 of the NGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the NGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the NGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the NGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

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increase or decrease the aggregate number of authorized shares of such class;

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increase or decrease the par value of the shares of such class; or

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alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

In November 2011, a majority of our shareholders voted to approve an increase in our authorized common stock from 74,000,000 shares to 249,000,000 shares and to execute a 6.25-to-1 forward stock split of the company’s common stock.  To date, we have not made the appropriate state or regulatory filings to effect these two changes but plan to in the near future.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The NGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

Transfer Agent and Registrar

Our independent stock transfer agent is Action Stock Transfer.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Articles VII of our Articles of Incorporation provides the following:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 1, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 10,000 Units (each a “Unit” and collectively the “Units”), with each Unit consisting of Two (2) shares of common stock and One (1) warrant to purchase One (1) share of common stock (each a “Warrant” and collectively the “Warrants”) at a price per Unit of $1.00 for a total of $8,800, net of offering costs of $1,200. The common stock is restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

On May 17, 2011, Cerebain entered into a stock purchase agreement with a third party, under which it issued him 20,000 Units (each a “Unit” and collectively the “Units”), with each Unit consisting of Two (2) shares of common stock and One (1) warrant to purchase One (1) share of common stock (each a “Warrant” and collectively the “Warrants”) at a price per Unit of $1.00 for a total of 18,000, net of offering costs of $2,000. The common stock is restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was sophisticated and familiar with our operations at the time of the issuance of the shares.

The warrants are exercisable for a term of two years at an exercise price of $1.00 per share.  The warrants also contain anti-dilution provisions, including but not limited to, if the Company has a stock split, stock dividend, spin-off, reclassification, combination of shares or similar corporate rearrangement, the conversion price of the warrants will proportionately be adjusted.  The warrants were converted into warrants to purchase DDOO common stock at the close of the Share Exchange transaction at the ratio of one share of DDOO common stock for every five shares of Cerebain common stock, with a corresponding five times increase in the conversion price, from $1 per share to $5 per share.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On January 17, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Discount Dental, (ii) Cerebain, and (iii) the shareholders of Cerebain, pursuant to which the holders of 100% of the common stock of Cerebain transferred to us all of the common stock of Cerebain in exchange for the issuance of 4,556,800 shares (the “Shares”) of our common stock to the holders of Cerebain’s common stock (such transaction, the “Share Exchange”).  This transaction closed and these Shares were issued on February 9, 2012.  As a result of the Share Exchange, Cerebain became our wholly-owned subsidiary.   We are now a holding company, which, through Cerebain, we have all of our operations, which primarily consist of researching, developing, and testing medicinal treatments utilizing omentum, as more fully discussed herein

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

On February 10, 2012, our Board of Directors approved the dismissal of Li & Company, PC as our independent auditor, effective immediately, and notified them of such dismissal.

Li & Company, P.C.’s reports on our financial statements as of and for the fiscal year ended November 30, 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended November 30, 2011 and through Li & Company, P.C.’s dismissal on February 10, 2012, there were (1) no disagreements with Li & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Li & Company, P.C., would have caused Li & Company, P.C. to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Li & Company, P.C. with a copy of this disclosure on February 10, 2012, providing Li & Company, P.C. with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. As of the date of this report, we have not received such letter from Li & Company, P.C.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Li & Company, P.C.as our independent auditor, the Board of Directors appointed Windes & McClaughry Accountancy Corporation (“Windes”) as our independent auditor.

During the year ended June 30, 2011 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Windes with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Windes concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On January 17, 2012, the holders of a majority of our common stock entered into a Stock Purchase Agreement with Cerebain Biotech Corp., a Nevada corporation, under which Cerebain agreed to purchase an aggregate of 3,800,000 shares of our common stock from those shareholders in exchange for $296,000.  These shares represent approximately 90% of our outstanding common stock (after taking into account the cancellation of 6,000,000 shares of our common stock by R. Douglas Barton under the Spinoff Agreement as discussed herein).  The transaction closed February 9, 2012.  Concurrently with the close of the transaction, we closed a transaction with the shareholders of Cerebain whereby we issued 4,556,800 shares of our common stock in exchange for 22,784,000 shares of Cerebain’s common stock, which represented 100% of Cerebain’s outstanding common stock.  In addition, concurrent with these two transactions, we closed a transaction with our primary shareholder, Mr. R. Douglas Barton, whereby we sold all of our assets in exchange for Mr. Barton assuming all of our then-existing liabilities, as well as the return of 6,000,000 shares of our common stock. As a result of these transactions we underwent a change of control.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Exchange Agreement on February 9, 2012, R. Douglas Barton and James Barton submitted resignation letters pursuant to which each resigned as officers of the Company, effective immediately.  In addition, James Barton resigned as a director immediately and R. Douglas Barton resigned from his position as a director, which will become effective on the tenth day following the mailing of a Schedule 14f-1 to our stockholders, which will be mailed out on or about February 14, 2012. The resignations of R. Douglas Barton and James Barton were not in connection with any known disagreement with us on any matter.

A copy of this report has been provided to R. Douglas Barton and James Barton, each of which has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree. No such letter has been received by us.

On the same day, our Board of Directors appointed Mr. Gerald DeCiccio to fill the vacancy created by the resignation of James Barton. The appointment of Mr. DeCiccio will become effective on the tenth day following our mailing of a Schedule 14f-1 to our stockholders, which will be mailed out on or about February 14, 2012.

In addition, our Board of Directors appointed Mr. DeCiccio to serve as our Chief Executive Officer and President, effective immediately at the closing of the Exchange Agreement.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENT TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 10, 2012, we changed our fiscal year from November 30 to June 30.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired

Filed herewith are audited financial statements of Cerebain Biotech Corp. for the years ended June 30, 2011 and 2010 and unaudited financial statements of Cerebain Biotech Corp. for the three months ended September 30, 2011 and 2010.

(b)        Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Discount Dental Materials, Inc. and its subsidiaries.

(d)        Exhibits

Item No.	Description

3.1 (1)	Articles of Incorporation of Discount Dental Materials, Inc., a Nevada corporation, filed with the Secretary of State for the State of Nevada on December 18, 2007

3.2 (1)	Bylaws of Discount Dental Materials, Inc., a Nevada corporation

10.1 (1)	Agreement by and between Discount Dental Materials, Inc. and R. Douglas Barton dated January 2, 2009

10.2 (1)	Agreement by and between Discount Dental Materials, Inc. and R. Douglas Barton dated January 2, 2009

10.3	Share Exchange Agreement by and between Discount Dental Materials, Inc. and the shareholders of Cerebain Biotech Corp. dated January 17, 2012

10.4	Spinoff Agreement by and between Discount Dental Materials, Inc. and R. Douglas Barton dated January 17, 2012

10.5	Stock Purchase Agreement by and between Cerebain Biotech Corp. and certain shareholders of Discount Dental Materials, Inc. dated January 17, 2012

10.6	Patent License Agreement by and between Cerebain Biotech Corp. and Dr. Surinder Singh Saini dated June 10, 2010

14 (1)	Code of Ethics of Discount Dental Materials, Inc.

(1)

Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2012

Discount Dental Materials, Inc. a Nevada corporation

By:	/s/ Gerald DeCiccio
Gerald DeCiccio
President and Chief Executive Officer